Exhibit 99.1
FOR IMMEDIATE RELEASE
October 28, 2026

Darling Ingredients Inc. Reports Third Quarter 2026 Results

•Net income attributable to Darling of $267.0 million, or $1.67 per GAAP diluted share, compared to net income attributable to Darling of $19.4 million, or $0.12 per GAAP diluted share for the third quarter 2025
•Total net sales were $1.8 billion, compared to $1.6 billion for third quarter 2025
•Combined Adjusted EBITDA was $514.3 million, compared to $244.9 million for third quarter 2025
•Received $171.0 million in cash distributions from Diamond Green Diesel (DGD)
•Reduced net debt by approximately $420 million
•Repurchased $75.9 million in common stock in third quarter

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income attributable to Darling of $267.0 million or $1.67 per GAAP diluted share for the third quarter of 2026, compared to net income attributable to Darling of $19.4 million, or $0.12 per GAAP diluted share, for the third quarter of 2025. The company also reported total net sales of $1.8 billion for the third quarter of 2026, compared with total net sales of $1.6 billion for the same period a year ago.

“Our core business delivered another quarter of exceptional performance, demonstrating its resilience and strong cash flow generation,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “This financial strength, bolstered by substantial cash from Diamond Green Diesel, enabled us to realize a $420 million reduction in net debt and return capital to our shareholders. With a strong balance sheet and a great outlook, the momentum is undeniable as we position the company for a successful 2027.”

For the nine months ended Oct. 3, 2026, the company reported net income attributable to Darling of $788.6 million, or $4.91 per GAAP diluted share, compared to a net income attributable to Darling of $5.9 million, or $0.04 per GAAP diluted share for the same period a year ago. Net sales for the first nine months of 2026 were $5.1 billion, compared to $4.4 billion for the same period in 2025.

In the three months ended Sept. 30, 2026, DGD sold/shipped 314.9 million gallons of renewable fuels. For the nine months ended Sept. 30, 2026, DGD sold/shipped 936.1 million gallons of renewable fuels. As determined on a stand-alone basis by Darling Ingredients, DGD Adjusted EBITDA per gallon for the three months ended Sept. 30, 2026, was $1.30. As determined on a stand-alone basis by Darling Ingredients, DGD Adjusted EBITDA per gallon for the nine months ended Sept. 30, 2026, was $1.59. The company received approximately $33.4 million in dividends and approximately $137.6 million from Production Tax Credit sales from DGD in the third quarter.

Combined Adjusted EBITDA for the third quarter of 2026 was $514.3 million, compared to $244.9 million for the same period in 2025. For the first nine months ending Oct. 3, 2026, combined adjusted EBITDA was approximately $1.7 billion, compared to $690.2 million for the same period in 2025.

As of October 3, 2026, Darling Ingredients had $121.7 million in cash and cash equivalents, and $1.7 billion available under its committed revolving credit agreement. Total debt outstanding as of Oct. 3, 2026, was $3.5 billion. The preliminary leverage ratio as measured by the company’s bank covenant was 1.7X as of Oct. 3, 2026. During the quarter, the company repurchased $75.9 million of its common stock, bringing its repurchases through the third quarter to $149.4 million. Capital expenditures were approximately $343.5 million year-to-date 2026. The company estimates capital expenditures to be approximately $450.0 million for fiscal year 2026.

Driven by an ongoing focus on deleveraging and confidence in the cash-generating power of its global operations, the company anticipates ending fiscal year 2026 with net debt at or below $3.0 billion, with a leverage ratio below 1.5X. Reflecting this financial strength, Darling Ingredients reaffirms fiscal year 2026 Combined Adjusted EBITDA guidance of $2.2-$2.3 billion, positioning the business to carry strong momentum into 2027.

Darling Ingredients Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended October 3, 2026 and September 27, 2025
(in thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	October 3,	September 27,	Favorable	October 3,	September 27,	Favorable
	2026	2025	(Unfavorable)	2026	2025	(Unfavorable)
Net sales to third parties	$1,359,115	$1,221,846	$137,269	$3,971,868	$3,574,476	$397,392
Net sales to related party - Diamond Green Diesel	432,001	342,120	89,881	1,094,147	851,602	242,545
Total net sales	1,791,116	1,563,966	227,150	5,066,015	4,426,078	639,937
Costs and expenses:
Cost of sales and operating expenses (excludes depreciation and amortization, shown separately below)	1,313,572	1,176,957	(136,615)	3,680,177	3,381,801	(298,376)
(Gain)/loss on sale of assets	572	(375)	(947)	659	639	(20)
Selling, general and administrative expenses	166,893	139,594	(27,299)	466,910	399,219	(67,691)
Restructuring and asset impairment charges	—	—	—	4,297	—	(4,297)
Acquisition and integration costs	5,782	6,156	374	23,970	11,073	(12,897)
Change in fair value of contingent consideration	995	—	(995)	995	18,024	17,029
Depreciation and amortization	135,667	124,064	(11,603)	396,756	368,961	(27,795)
Total costs and expenses	1,623,481	1,446,396	(177,085)	4,573,764	4,179,717	(394,047)
Equity in net income/(loss) of Diamond Green Diesel	165,636	(45,844)	211,480	623,029	(70,367)	693,396
Operating income	333,271	71,726	261,545	1,115,280	175,994	939,286
Other expense:
Interest expense	(51,460)	(56,925)	5,465	(161,103)	(166,765)	5,662
Loss on early retirement of debt	—	—	—	—	(2,978)	2,978
Foreign currency gain	462	1,067	(605)	3,813	1,018	2,795
Gain on sale of businesses	63,473	1,686	61,787	63,473	1,686	61,787
Other expense, net	(3,000)	(1,024)	(1,976)	(7,928)	(4,217)	(3,711)
Total other income/(expense)	9,475	(55,196)	64,671	(101,745)	(171,256)	69,511
Equity in net income of other unconsolidated subsidiaries	2,377	3,277	(900)	7,177	8,431	(1,254)
Income from operations before income taxes	345,123	19,807	325,316	1,020,712	13,169	1,007,543
Income tax expense/(benefit)	76,810	(1,248)	(78,058)	226,074	1,663	(224,411)
Net income	268,313	21,055	247,258	794,638	11,506	783,132
Net income attributable to noncontrolling interests	(1,327)	(1,692)	365	(6,027)	(5,642)	(385)
Net income attributable to Darling	$266,986	$19,363	$247,623	$788,611	$5,864	$782,747

Basic income per share:	$1.70	$0.12	$1.58	$4.98	$0.04	$4.94
Diluted income per share:	$1.67	$0.12	$1.55	$4.91	$0.04	$4.87

Number of diluted common shares:	160,134	159,947		160,598	160,067

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended October 3, 2026
Total net sales	$1,206,702	$415,798	$168,616	$—	$1,791,116
Cost of sales and operating expenses	872,753	305,541	135,278	—	1,313,572
Gross margin	333,949	110,257	33,338	—	477,544

Loss/(gain) on sale of assets	287	317	(32)	—	572
Selling, general and administrative expenses	85,953	36,126	9,628	35,186	166,893
Acquisition and integration costs	—	—	—	5,782	5,782
Change in fair value of contingent consideration	995	—	—	—	995
Depreciation and amortization	95,875	29,018	9,046	1,728	135,667
Equity in net income of Diamond Green Diesel	—	—	165,636	—	165,636
Segment operating income/(loss)	$150,839	$44,796	$180,332	$(42,696)	$333,271
Equity in net income of other unconsolidated subsidiaries	2,377	—	—	—	2,377
Segment income/(loss)	153,216	44,796	180,332	(42,696)	335,648
					—
Segment Adjusted EBITDA (Non-GAAP)	$247,709	$73,814	$23,742	$(35,186)	$310,079
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	204,205	—	204,205
Combined Adjusted EBITDA (Non-GAAP)	$247,709	$73,814	$227,947	$(35,186)	$514,284

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$153,216	$44,796	$180,332	$(111,358)	$266,986
Net income attributable to noncontrolling interests	—	—	—	1,327	1,327
Income tax expense	—	—	—	76,810	76,810
Interest expense	—	—	—	51,460	51,460
Gain on sale of businesses	—	—	—	(63,473)	(63,473)
Foreign currency gain	—	—	—	(462)	(462)
Other expense, net	—	—	—	3,000	3,000
Segment income/(loss)	$153,216	$44,796	$180,332	$(42,696)	$335,648
Acquisition and integration costs	—	—	—	5,782	5,782
Change in fair value of contingent consideration	995	—	—	—	995
Depreciation and amortization	95,875	29,018	9,046	1,728	135,667
Equity in net income of Diamond Green Diesel	—	—	(165,636)	—	(165,636)
Equity in net income of other unconsolidated subsidiaries	(2,377)	—	—	—	(2,377)
Segment Adjusted EBITDA (Non-GAAP)	$247,709	$73,814	$23,742	$(35,186)	$310,079
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	204,205	—	204,205
Combined Adjusted EBITDA (Non-GAAP)	$247,709	$73,814	$227,947	$(35,186)	$514,284

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended September 27, 2025
Total net sales	$1,029,115	$380,574	$154,277	$—	$1,563,966
Cost of sales and operating expenses	779,306	275,751	121,900	—	1,176,957
Gross margin	249,809	104,823	32,377	—	387,009

Gain on sale of assets	(125)	(65)	(185)	—	(375)
Selling, general and administrative expenses	75,938	33,250	8,077	22,329	139,594
Acquisition and integration costs	—	—	—	6,156	6,156
Depreciation and amortization	83,590	29,839	9,129	1,506	124,064
Equity in net loss of Diamond Green Diesel	—	—	(45,844)	—	(45,844)
Segment operating income/(loss)	$90,406	$41,799	$(30,488)	$(29,991)	$71,726
Equity in net income of other unconsolidated subsidiaries	3,277	—	—	—	3,277
Segment income/(loss)	93,683	41,799	(30,488)	(29,991)	75,003
Segment Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$24,485	$(22,329)	$247,790
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	(2,884)	—	$(2,884)
Combined Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$21,601	$(22,329)	$244,906

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$93,683	$41,799	$(30,488)	$(85,631)	$19,363
Net income attributable to noncontrolling interests	—	—	—	1,692	1,692
Income tax benefit	—	—	—	(1,248)	(1,248)
Interest expense	—	—	—	56,925	56,925
Gain on sale of businesses	—	—	—	(1,686)	(1,686)
Foreign currency gain	—	—	—	(1,067)	(1,067)
Other expense, net	—	—	—	1,024	1,024
Segment income/(loss)	$93,683	$41,799	$(30,488)	$(29,991)	$75,003
Acquisition and integration costs	—	—	—	6,156	6,156
Depreciation and amortization	83,590	29,839	9,129	1,506	124,064
Equity in net loss of Diamond Green Diesel	—	—	45,844	—	45,844
Equity in net income of other unconsolidated subsidiaries	(3,277)	—	—	—	(3,277)
Segment Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$24,485	$(22,329)	$247,790
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	(2,884)	—	(2,884)
Combined Adjusted EBITDA (Non-GAAP)	$173,996	$71,638	$21,601	$(22,329)	$244,906

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended October 3, 2026
Total net sales	$3,341,530	$1,229,545	$494,940	$—	$5,066,015
Cost of sales and operating expenses	2,438,620	853,713	387,844	—	3,680,177
Gross margin	902,910	375,832	107,096	—	1,385,838

Loss/(gain) on sale of assets	379	793	(513)	—	659
Selling, general and administrative expenses	245,594	111,967	29,154	80,195	466,910
Restructuring and asset impairment charges	—	4,297	—	—	4,297
Acquisition and integration costs	—	—	—	23,970	23,970
Change in fair value of contingent consideration	995	—	—	—	995
Depreciation and amortization	276,608	88,234	27,207	4,707	396,756
Equity in net income of Diamond Green Diesel	—	—	623,029	—	623,029
Segment operating income/(loss)	$379,334	$170,541	$674,277	$(108,872)	$1,115,280
Equity in net income of other unconsolidated subsidiaries	7,177	—	—	—	7,177
Segment income/(loss)	386,511	170,541	674,277	(108,872)	1,122,457
					—
Segment Adjusted EBITDA (Non-GAAP)	$656,937	$263,072	$78,455	$(80,195)	$918,269
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	744,579	—	744,579
Combined Adjusted EBITDA (Non-GAAP)	$656,937	$263,072	$823,034	$(80,195)	$1,662,848

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$386,511	$170,541	$674,277	$(442,718)	$788,611
Net income attributable to noncontrolling interests	—	—	—	6,027	6,027
Income tax expense	—	—	—	226,074	226,074
Interest expense	—	—	—	161,103	161,103
Gain on sale of businesses	—	—	—	(63,473)	(63,473)
Foreign currency gain	—	—	—	(3,813)	(3,813)
Other expense, net	—	—	—	7,928	7,928
Segment income/(loss)	$386,511	$170,541	$674,277	$(108,872)	$1,122,457
Restructuring and asset impairment charges	—	4,297	—	—	4,297
Acquisition and integration costs	—	—	—	23,970	23,970
Change in fair value of contingent consideration	995	—	—	—	995
Depreciation and amortization	276,608	88,234	27,207	4,707	396,756
Equity in net income of Diamond Green Diesel	—	—	(623,029)	—	(623,029)
Equity in net income of other unconsolidated subsidiaries	(7,177)	—	—	—	(7,177)
Segment Adjusted EBITDA (Non-GAAP)	$656,937	$263,072	$78,455	$(80,195)	$918,269
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	744,579	—	744,579
Combined Adjusted EBITDA (Non-GAAP)	$656,937	$263,072	$823,034	$(80,195)	$1,662,848

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended September 27, 2025
Total net sales	$2,861,930	$1,115,956	$448,192	$—	$4,426,078
Cost of sales and operating expenses	2,215,402	804,765	361,634	—	3,381,801
Gross margin	646,528	311,191	86,558	—	1,044,277

Loss/(gain) on sale of assets	1,075	(34)	(402)	—	639
Selling, general and administrative expenses	224,973	98,709	25,645	49,892	399,219
Acquisition and integration costs	—	—	—	11,073	11,073
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	251,139	86,792	26,481	4,549	368,961
Equity in net loss of Diamond Green Diesel	—	—	(70,367)	—	(70,367)
Segment operating income/(loss)	$151,317	$125,724	$(35,533)	$(65,514)	$175,994
Equity in net income of other unconsolidated subsidiaries	8,431	—	—	—	8,431
Segment income/(loss)	159,748	125,724	(35,533)	(65,514)	184,425
					—
Segment Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$61,315	$(49,892)	$644,419
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	45,799	—	45,799
Combined Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$107,114	$(49,892)	$690,218

Reconciliation of Net Income/(Loss) to (Non-GAAP) Segment Adjusted EBITDA and (Non-GAAP) Combined Adjusted EBITDA:
Net income/(loss) attributable to Darling	$159,748	$125,724	$(35,533)	$(244,075)	$5,864
Net income attributable to noncontrolling interests	—	—	—	5,642	5,642
Income tax expense	—	—	—	1,663	1,663
Interest expense	—	—	—	166,765	166,765
Loss on early retirement of debt	—	—	—	2,978	2,978
Gain on sale of businesses	—	—	—	(1,686)	(1,686)
Foreign currency gain	—	—	—	(1,018)	(1,018)
Other expense, net	—	—	—	4,217	4,217
Segment income/(loss)	$159,748	$125,724	$(35,533)	$(65,514)	$184,425
Acquisition and integration costs	—	—	—	11,073	11,073
Change in fair value of contingent consideration	18,024	—	—	—	18,024
Depreciation and amortization	251,139	86,792	26,481	4,549	368,961
Equity in net loss of Diamond Green Diesel	—	—	70,367	—	70,367
Equity in net income of other unconsolidated subsidiaries	(8,431)	—	—	—	(8,431)
Segment Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$61,315	$(49,892)	$644,419
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP) *	—	—	45,799	—	45,799
Combined Adjusted EBITDA (Non-GAAP)	$420,480	$212,516	$107,114	$(49,892)	$690,218

*See reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA below the DGD Consolidated Statements of Operations

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of October 3, 2026 and January 3, 2026
(in thousands)

	(unaudited)
	October 3,	January 3,
	2026	2026
Cash and cash equivalents	$121,716	$88,671
Property, plant and equipment, net	$2,831,703	$2,796,139
Current portion of long-term debt	$74,009	$75,217
Long-term debt, net of current portion	$3,414,433	$3,862,243

Other Financial Data
As of October 3, 2026
	(unaudited)
	October 3,
	2026
Net debt (1)	$3,366,726
Revolver availability	$1,731,337
Capital expenditures - YTD	$343,515
Preliminary Leverage Ratio	1.7X
(1) Total debt less cash and cash equivalents.

Diamond Green Diesel Joint Venture
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2026 and September 30, 2025
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended

	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Revenues:
Operating revenues	$2,392,927	$1,203,732	$6,488,972	$3,201,472
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,974,852	1,160,562	5,072,649	3,257,113
Lower of cost or market (LCM) inventory valuation adjustment	—	37,811	(96,720)	(164,438)
Depreciation, amortization and accretion expense	70,289	75,398	219,237	204,399
Total costs and expenses	2,045,141	1,273,771	5,195,166	3,297,074
Operating income/(loss)	347,786	(70,039)	1,293,806	(95,602)
Other income	2,881	1,621	8,092	7,504
Interest and debt expense, net	(10,593)	(11,922)	(32,488)	(34,072)
Income/(loss) before income tax expense	340,074	(80,340)	1,269,410	(122,170)
Income tax expense/(benefit)	(862)	221	(534)	1,365
Net income/(loss)	$340,936	$(80,561)	$1,269,944	$(123,535)

Reconciliation of DGD Net Income/(Loss) to (Non-GAAP) DGD Adjusted EBITDA:
Net income/(loss)	$340,936	$(80,561)	$1,269,944	$(123,535)
Income tax expense/(benefit)	(862)	221	(534)	1,365
Interest and debt expense, net	10,593	11,922	32,488	34,072
Other income	(2,881)	(1,621)	(8,092)	(7,504)
Operating income/(loss)	347,786	(70,039)	1,293,806	(95,602)
Depreciation, amortization and accretion expense	70,289	75,398	219,237	204,399
DGD Adjusted EBITDA (Non-GAAP)	418,075	5,359	1,513,043	108,797
Less: Discount and Broker Fees	(9,666)	(11,126)	(23,886)	(17,199)
DGD Adjusted EBITDA (Non-GAAP) after Discount and Broker Fees	408,409	(5,767)	1,489,157	91,598
Darling's Share 50%	50%	50%	50%	50%
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	$204,205	$(2,884)	$744,579	$45,799

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
September 30, 2026 and December 31, 2025
(in thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets:
Cash	$365,203	$195,765
Total other current assets	1,646,653	1,199,194
Property, plant and equipment, net	3,545,312	3,702,254
Other assets	127,835	139,765
Total assets	$5,685,003	$5,236,978

Liabilities and members' equity:
Revolver	$—	$—
Total other current portion of long term debt	28,758	29,487
Total other current liabilities	272,614	332,256
Total long term debt	655,969	677,671
Total other long term liabilities	17,869	17,748
Total members' equity	4,709,793	4,179,816
Total liabilities and members' equity	$5,685,003	$5,236,978

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA to (Non-GAAP) Pro Forma
Adjusted EBITDA to Foreign Currency and to (Non-GAAP) Combined Adjusted EBITDA
For the Three and Nine Months Ended October 3, 2026 and September 27, 2025
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended

Adjusted EBITDA	October 3,		September 27,	October 3,		September 27,
(U.S. dollars in thousands)	2026		2025	2026		2025

Net income attributable to Darling	$266,986		$19,363	$788,611		$5,864
Depreciation and amortization	135,667		124,064	396,756		368,961
Interest expense	51,460		56,925	161,103		166,765
Income tax expense/(benefit)	76,810		(1,248)	226,074		1,663
Restructuring and asset impairment charges	—		—	4,297		—
Acquisition and integration costs	5,782		6,156	23,970		11,073
Change in fair value of contingent consideration	995		—	995		18,024
Foreign currency gain	(462)		(1,067)	(3,813)		(1,018)
Other expense, net	3,000		1,024	7,928		4,217
Loss on early retirement of debt	—		—	—		2,978
Gain on sale of businesses	(63,473)		(1,686)	(63,473)		(1,686)
Equity in net (income)/loss of Diamond Green Diesel	(165,636)		45,844	(623,029)		70,367
Equity in net income of other unconsolidated subsidiaries	(2,377)		(3,277)	(7,177)		(8,431)
Net income attributable to noncontrolling interests	1,327		1,692	6,027		5,642
Adjusted EBITDA (Non-GAAP)	$310,079		$247,790	$918,269		$644,419
Foreign currency exchange impact	2,857	(1)	—	(15,621)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$312,936		$247,790	$902,648		$644,419
DGD Joint Venture Adjusted EBITDA (Darling's share) (Non-GAAP)	$204,205		$(2,884)	$744,579		$45,799
Combined Adjusted EBITDA (Non-GAAP)	$514,284		$244,906	$1,662,848		$690,218

(1) The average rates for the three months ended October 3, 2026 were €1.00:$1.15 R$1.00:$0.19 and C$1.00:$0.71 as compared to the average rates for the three months ended September 27, 2025 of €1.00:$1.17, R$1.00:$0.18 and C$1.00:$0.73, respectively.
(2) The average rates for the nine months ended October 3, 2026 were €1.00:$1.16, R$1.00:$0.19 and C$1.00:$0.72 as compared to the average rates for the nine months ended September 27, 2025 of €1.00:$1.12, R$1.00:$0.18 and C$1.00:$0.71, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call on Thursday, Oct. 29, 2026, at 9 a.m. Eastern Time (8 a.m. Central Time) to discuss third quarter 2026 financial results and provide an update on company operations. A presentation with accompanying supplemental financial data is available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and meeting ID for immediate access on Oct. 29 or call +1 833-461-5787 (Toll Free) or +1 626-884-3620 using meeting ID 827556345. A replay of the call will be available online via the webcast registration link two hours after the call ends. A transcript will be posted at darlingii.com/investors within 24 hours.

Use of Non-GAAP Financial Measures:

Segment Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income/(loss), but rather as a measure of the segment’s operating performance. Segment Adjusted EBITDA consists of net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to noncontrolling interests, interest expense, income tax provision, loss on early retirement of debt, gain on sale of businesses, other income/(expense), equity in net (income)/loss of unconsolidated subsidiaries and equity in net (income)/loss of Diamond Green Diesel. Management believes that Segment Adjusted EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment Adjusted EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Adjusted EBITDA (Global Ingredients Adjusted EBITDA) is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax expense, loss on early retirement of debt, gain on sale of businesses, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes that were outstanding at October 3, 2026. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 4.5% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

DGD Adjusted EBITDA is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Adjusted EBITDA by taking DGD’s net income/(loss) plus income tax expense/(benefit), interest and debt expense, net, and DGD’s depreciation, amortization and accretion expense less other income. Management believes that DGD Adjusted EBITDA is useful in evaluating the Company’s operating performance because the calculation of DGD Adjusted EBITDA generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors. The Company calculates Darling’s Share of DGD Adjusted EBITDA by taking DGD Adjusted EBITDA, net of discount and broker fees, and then multiplying by 50% to get Darling’s Share of DGD’s Adjusted EBITDA.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined Adjusted EBITDA consists of Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). When Combined Adjusted EBITDA is presented by segment, Combined Adjusted EBITDA consists of Segment Adjusted EBITDA plus DGD Adjusted EBITDA (Darling’s Share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Combined Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of forward-looking Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

DGD Adjusted EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. DGD Adjusted EBITDA per gallon is presented here not as an alternative to net income/(loss) or equity in net income/(loss) of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since DGD Adjusted EBITDA per gallon (generally, DGD Adjusted EBITDA less Discount and Broker Fees divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to Adjusted EBITDA per gallon presentations disclosed by other companies. Management believes that Adjusted EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:
This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like renewable fuel standards, low carbon fuel standards, renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blenders tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine

Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and/or a decline in margins on the products produced by the DGD Joint Venture; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by the U.S. or foreign countries; tax changes, such as global minimum tax measures, or issues related to administration, guidance and/or regulations associated with biofuel policies, including CFPC, and risks associated with the qualification and sale of such credits; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; the potential for future terrorist attacks, responses to terrorist attacks and other acts of war or hostility, including the ongoing conflicts in the Middle East, Africa, North Korea and Ukraine; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this media release or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2026. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.
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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations and Global Affairs
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com